U. S. Securities and Exchange Commission

Washington, D. C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

WIZZARD SOFTWARE CORPORATION

 (Exact Name of Registrant as specified in its Charter)

COLORADO	87-0609860
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard, Suite 770

Pittsburgh, Pennsylvania 15213

 (Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Class	Name of Exchange
Wizzard Software Corporation Common	American Stock Exchange, LLC
shares, par value US$.001

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [  ]

Securities Act registration statement file number to which this for relates:  N/A  (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

We are registering our 100,000,000 authorized shares of common stock, $0.001 par value per share.

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders and may not cumulate votes for the election of directors.  Common stock holders have the right to receive dividends when, as, and if declared by the Board of Directors from funds legally available therefore.  Upon liquidation, holders of common stock are entitled to share pro rata in any assets available for the distribution to shareholders after payment of all obligations.  Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities.

Item 2. Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The American Stock Exchange, LLC and the securities registered hereby are not being registered pursuant to Section 12(g) on the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         WIZZARD SOFTWARE CORPORATION

Date:	1/30/08	By:	/s/ Christopher J. Spencer
Christopher J. Spencer
Chief Executive Officer and President